Exhibit 1.1

MHI HOSPITALITY CORPORATION

Common Stock

UNDERWRITING AGREEMENT

                    , 2004

BB&T CAPITAL MARKETS,

    a division of Scott & Stringfellow, Inc.

909 East Main Street

Richmond, Virginia 23218

As Representative of the several Underwriters

Ladies and Gentlemen:

Each of MHI Hospitality Corporation, a Maryland corporation (the “Company”), and MHI Hospitality, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with each of the underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom BB&T Capital Markets, a division of Scott & Stringfellow, Inc., is acting as Representative (in such capacity, the “Representative”), with respect to (i) the sale of [            ] shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Shares set forth opposite the names of the Underwriters on Schedule I hereto and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [            ] additional shares of Common Stock (the “Option Shares”) to cover over-allotments, if any, from the Company to the Underwriters, acting severally and not jointly, in the respective number of shares of Common Stock set forth opposite the names of the Underwriters on Schedule I hereto. The Initial Shares and any Option Shares to be purchased by the Underwriters pursuant to this agreement (the “Agreement”) are hereinafter called, collectively, the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-118873) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”) which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the Securities Act and Securities Act Regulations. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective

(including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the First Closing Date (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing, if any, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement, including amendments thereof or supplements thereto, before the Registration Statement became effective under the Securities Act which was filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations and distributed to prospective investors in connection with the offering of the Shares is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

At the First Closing Date (as hereinafter defined) for the purchase and sale of the Initial Shares, the Company and the Partnership will complete a series of transactions described in the Prospectus under the captions “Prospectus Summary—Formation Transactions” and “Formation Transactions” (such transactions, the “Formation Transactions”). As part of the Formation Transactions, (i) the Company will contribute the net proceeds from the public offering of the Shares directly to the Operating Partnership in exchange for units of partnership interest in the Partnership (the “Units”), (ii) the Operating Partnership will issue Units to acquire certain partnership interests, limited liability company interests and other assets from affiliates of the Company and from third parties, and (iii) the Operating Partnership will make certain cash payments and repay debt, each as described in the Prospectus.

Each of the Company, the Partnership and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters the number of Initial Shares set forth on Schedule I opposite such Underwriter’s name at the purchase price per share of $             , and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth on Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion, shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option (the “Option”) to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which any such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof at the purchase price per share set forth in Section 1(a) hereof. The Option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but in no more than two installments in total) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the Option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, and may be the First Closing Date (as hereinafter defined), but shall not be later than five full business days after the exercise of the Option, nor in any event prior to the First Closing Date (as hereinafter defined). If the Option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that number of Option Shares then being purchased at the purchase price per share set forth in Section 1(a) hereof.

2. Payment and Delivery:

(a) Initial Shares. The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representative, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least 24 hours’ prior notice to the Company, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the First Closing Date (as defined below) with respect thereto at the office of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219 or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such payment and delivery are actually made is hereinafter called the “First Closing Date.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to the Representative, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least 24 hours’ prior notice to the Company, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company, upon prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to an Option Closing Date with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3. Representations and Warranties of the Company and the Partnership:

The Company and the Partnership each jointly and severally represents and warrants to each Underwriter that:

(a) the authorized shares of Common Stock and the Units (as hereinafter defined) conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization;” at the First Closing Date, [                ] shares of Common Stock will be issued and outstanding and no other shares of Common Stock will be issued and outstanding; the outstanding shares of Common Stock of the Company and the outstanding shares of Common Stock and capital stock or equity interests of each subsidiary of the Company, all of which are listed on Schedule II attached hereto (each, including the Partnership, except where noted, a “Subsidiary” and, collectively, “Subsidiaries”) have been duly and validly authorized and issued and are, or will be when issued, fully paid and nonassessable, and in the case of limited liability company membership interests or units of limited partnership interest, have been duly and validly authorized and issued and are, or will be when issued, fully paid, have been or will be issued in compliance with all applicable laws, including federal and state securities laws, and except as disclosed in the Prospectus all of the outstanding shares of Common Stock, capital stock, Units, units of limited partnership interest and limited liability company membership interests, as applicable, of the Subsidiaries, including the Partnership, are, or on the First Closing Date will be, directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; the descriptions of the Company’s 2004 Stock Incentive Plan, and the options, restricted shares, performance shares, performance units or other rights granted thereunder set forth in the Prospectus accurately and completely present the information required to be disclosed with respect to such plans, arrangements, options and rights, and the Company has no other such plans or arrangements; on the First Closing Date, the Units will be owned by the persons or entities in the amounts set forth in the Prospectus.

(b) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign entity to transact business or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could, individually or in the aggregate, reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Prospectus, all of the issued and outstanding shares of common stock, capital stock, limited liability company membership interests or units of limited partnership interests, as applicable, of each Subsidiary are owned by the Company directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than the Subsidiaries, the Company does not, and upon completion of the offering of the Shares and the Formation Transactions will not, own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity.

(c) upon completion of the offering of the Shares and the Formation Transactions (i) the Company will be a holder of Units representing an approximate 60.1% limited partnership interest in the Partnership as described in the Prospectus, free and clear of any pledge, lien encumbrance, ownership interest or other claim, and (ii) the Company, as the sole general partner of the Partnership, will be the holder of Units representing an approximate 1.0% general partnership interest in the Partnership as described in the Prospectus, free and clear of any pledge, lien encumbrance, ownership interest or other claim; the Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to transact business or licensed as a foreign corporation, foreign limited partnership or foreign limited liability company, as applicable, and is in good standing in each jurisdiction in which the conduct or nature of its business requires such qualification or license, and in which the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(d) the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be further amended or restated as of the date hereof and as of the First Closing Date (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(e) the Company has delivered to the Representative two complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus and the Prospectus, each as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(f) the Company has not distributed and will not distribute, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus and the Prospectus.

(g) the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where any failures to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(h) the Company is not in violation of its Articles of Amendment and Restatement, as amended or restated (the “Articles”), or its bylaws, as amended or restated (the “Bylaws”); the Partnership is not in violation of its Certificate of Limited Partnership or the Partnership Agreement, and no Subsidiary is in violation of its organizational documents (including, without limitation, partnership and limited liability company agreements); neither the Company nor any Subsidiary is in breach of or default in, nor to the knowledge of the Company and the Partnership has any event occurred which with notice, lapse of time, or both would constitute a breach of or default in, the performance or observance by the Company or any Subsidiary, as the case may be, of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound.

(i) the execution, delivery and performance of this Agreement and the other agreements listed as exhibits to the Registration Statement, including the Contribution Agreements (as hereinafter defined) (collectively, the “Other Transaction Documents”), by the Company and the Partnership (to the extent a party thereto), the issuance, sale and delivery by the Company of the Shares and the consummation of the transactions contemplated herein, in the Other Transaction Documents or in the Formation Transactions do not and will not (A) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time or both would constitute a breach or default) by the Company (i) of any provisions of its Articles or Bylaws, by the Partnership of any provisions under its Certificate of Limited Partnership or Partnership Agreement, by any Subsidiary (excluding the Partnership) of any provision of its organizational documents, or (ii) of any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(j) the execution, delivery and performance of the contribution agreements with respect to the partnership interests and limited liability company interests in connection with the Holiday Inn Downtown Williamsburg, Holiday Inn Brownstone, Hilton Savannah DeSoto and Hilton Wilmington Riverside to be acquired by the Partnership (collectively, the “Contribution Agreements”) and the consummation of the transactions contemplated by the Contribution Agreements do not and will not (A) conflict with, or result in any breach or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach or default under) (i) any provisions of the charter or bylaws or other organizational documents of MHI Hotels Services, LLC or any other transferor under the Contribution Agreements or of any entity that owns the foregoing hotels (“a Property Owning Entity”) (each, a “Transferor”), or (ii) any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which a Transferor or a Property Owning Entity is a party or by which any such Transferor or Property Owning Entity or its properties or assets may be bound or affected, provided, however, that the representations and warranties contained in this subsection 3(j)(A)(ii) relating to those Transferors consisting of the Krichman Revocable Trust, the Krichman Charitable Trust and MAVAS LLC shall only be to the knowledge of the Company and the Partnership, or (iii) any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order binding upon or applicable to a Transferor or a Property Owning Entity or any of its properties or assets, provided, however, that the representations and warranties contained in this subsection 3(j)(A)(iii) relating to those Transferors consisting of the Krichman Revocable Trust, the Krichman Charitable Trust and MAVAS LLC shall only be to the knowledge of the Company and the Partnership; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of a Transferor or a Property Owning Entity.

(k) the Company has the full legal right, corporate power and authority to enter into this Agreement and the Other Transaction Documents and to consummate the transactions contemplated herein and therein; the Company has the corporate power to issue, sell and deliver the Shares as provided herein; this Agreement and the Other Transaction Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(l) the Partnership has the full legal right, power and authority to enter into this Agreement and the Other Transaction Documents to which the Partnership is a party and to consummate the transactions contemplated herein and therein; this Agreement and the Other Transaction Documents have been duly authorized, executed and delivered by the Partnership and constitute legal, valid and binding agreements of the Partnership enforceable against the Partnership in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(m) each Transferor has the full legal right, power and authority to enter into the Contribution Agreements to which it is a party and to consummate the transactions contemplated therein; each such Contribution Agreement has been duly authorized, executed and delivered by the Transferors and constitutes the legal, valid and binding agreement of the Transferors enforceable against the Transferors in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles; provided, however, that the representations and warranties contained in this subsection 3(m) relating to those Transferors consisting of the Krichman Revocable Trust, the Krichman Charitable Trust and MAVAS LLC shall only be to the knowledge of the Company and the Partnership.

(n) no approval, authorization, consent or order of, or registration or filing with, any U.S. federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the Company’s or the Partnership’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained before the First Closing Date or the applicable Option Closing Date, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the American Stock Exchange, and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(o) each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possesses valid and current certificates, has made all necessary filings required under any applicable federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to result in a Material Adverse Change; and no such license, permit, authorization, consent or approval contains a material restriction that is not adequately disclosed in the Registration Statement and the Prospectus.

(p) the Registration Statement and any Rule 462(b) Registration Statement has been declared effective under the Securities Act by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Partnership, are contemplated or threatened by the Commission, and the Company has complied with any request on the part of the Commission for additional or supplemental information.

(q) each of the Preliminary Prospectus and the Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will, as of their dates and when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of its date and on the First Closing Date and on each Option Closing Date (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration

Statement or the Prospectus, or any amendments or supplements thereto (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof).

(r) the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of the Preliminary Prospectus and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(s) except as disclosed in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company and the Partnership, threatened (i) against the Company, the Company’s Predecessors (as defined below) or any of its Subsidiaries, or (ii) which has as the subject thereof any of the respective officers or directors of the Company or any officers, directors, managers or partners of its Subsidiaries or the Company’s Predecessors, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement the “Company’s Predecessors” means MHI Hotels Services, LLC, Capitol Hotel Associates LP, LLP, Brownestone Partners, LLC and Savannah Hotel Associates, LLC.

(t) the consolidated financial statements of the Company and its Subsidiaries, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; the supporting schedules included in the Registration Statement fairly present the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data set forth in the Registration Statement and in the Prospectus under the captions “Prospectus Summary—Summary Historical and Pro Forma Financial Data,” “Selected Financial Data,” and “Capitalization” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes)

included in the Prospectus and the Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates for the respective periods specified; and no other pro forma financial information is required to be included in the Registration Statement.

(u) (i) Witt, Mares & Company, PLC, who have audited certain financial statements of the Company and the Covered Entities expressed their opinions in reports with respect to the consolidated financial statements of the Company and the Covered Entities, each as filed with the Commission as part of the Registration Statement and Prospectus are, and were during the periods covered by its reports, independent public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations; and (ii) Witt, Mares & Company, PLC is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”).

(v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, as of the date hereof and the First Closing Date and any Option Closing Date there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries or as to which it is probable that the Company or any of the Subsidiaries will enter into, or any material liability or obligation, indirect, direct or contingent, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(w) except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and no person has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(x) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company, and, when issued and duly delivered against payment therefore as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(y) the issuance of the Units described in the Prospectus has been duly authorized by the Partnership and the Company, and, when issued and duly delivered in accordance with the terms of the Other Transaction Documents, will be validly issued, fully paid and nonassesable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company or the Partnership and issued in accordance with applicable law, including state and federal securities laws; and the issuance of the Units by the Partnership is not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Partnership or under any agreement to which the Partnership is a party or otherwise.

(z) the Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Shares have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

(aa) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”) any member firm of the NASD.

(cc) the Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(dd) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to legal counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(ee) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles and Bylaws of the Company and the requirements of the American Stock Exchange.

(ff) upon completion of the Formation Transactions, the Company and the Subsidiaries will have good and marketable title in fee simple to, or a valid leasehold interest in, all real property owned or leased (or to be owned or leased upon completion of the Formation Transactions) by them as described in the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; any real property, improvements, equipment and personal property held under lease (or to be held under lease upon completion of the Formation Transactions) by the Company or any Subsidiary are, or will be, held under valid, existing and enforceable leases; upon the completion of the Formation Transactions, the Company or a Subsidiary will have an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on each property described in the Registration Statement and Prospectus as being owned or leased upon completion of the Formation Transactions, as the case may be, by the Company or a Subsidiary, that insures the Company’s or the Subsidiary’s fee simple or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located.

(gg) all real property owned or leased by the Company or any Subsidiary or to be owned or leased upon completion of the Formation Transactions, whether owned in fee simple or through a joint venture or other partnership (each, a “Property” and collectively “Properties”), is free of any material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Prospectus, there is no pending or, to the knowledge of the Company or any Subsidiary, threatened special assessment, tax reduction proceeding or other action that could reasonably be expected to materially increase the real property taxes and assessments of any of such property.

(hh) each of the Other Transaction Documents and agreements described or referenced under the heading “Formation Transactions” in the Prospectus has been duly and validly authorized, executed and delivered by or on behalf of the Company and the Partnership and, to the knowledge of the Company and the Partnership, by each of the other parties thereto and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity. The description of each transaction set forth under the heading “Formation Transactions” constitutes a complete and accurate summary of the material terms thereof.

(ii) each of the properties listed in the Prospectus as a property that the Company or one of its Subsidiaries has under contract is the subject of a purchase and sale contract that has been duly and validly authorized, executed and delivered by or on behalf of the Company and the Partnership and, to the knowledge of the Company and the Partnership, by each of the other parties thereto and each such contract constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity. Each of the properties listed in the Prospectus as a property with respect to which the Company or one of its Subsidiaries has (or will have upon completion of the Formation Transactions) a leasehold interest is the subject of a lease that has been (or will have been upon completion of the Formation Transactions) duly and validly authorized, executed and delivered by or on behalf of the Company and the Partnership and, to the knowledge of the Company and the Partnership, by each of the other parties thereto and each such lease constitutes (or will constitute upon completion of the Formation Transactions) a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(jj) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and the Prospectus are or will be legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and to the best of the Company’s and the Partnership’s knowledge, no party thereto is in, or with the passage of time or the giving of notice or both will be in, breach or default under any of such agreements.

(kk) the Company and each Subsidiary owns or possesses (or upon completion of the Formation Transactions will own or possess) adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intellectual Property Rights”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and the expected expiration of any of such Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Change; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which could reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described as required; none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s and the Partnership’s knowledge, any of the officers, directors, managers, partners, trustees or employees of the Company or any Subsidiary, or otherwise in violation of the rights of any persons; and none of the technology employed by the Company’s Predecessors had been obtained or was used by the Company’s Predecessors in violation of any contractual obligation binding on the Company’s Predecessors or, to the Company’s and the Partnership’s knowledge, any of the officers, directors, managers or employees of the Company’s Predecessors, or otherwise in violation of the rights of any persons.

(ll) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) each of the Company, the Company’s Predecessors, the Property Owning Entities and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Company’s Predecessors or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all such tax liabilities are adequately provided for on the respective books of such entities.

(nn) each of the Company and the Subsidiaries maintains, or upon completion of the Formation Transactions will maintain or cause to be maintained, insurance, issued by insurers of recognized financial responsibility, of the types and with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the

Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, floods and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Change; and neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(oo) the Company has obtained Phase I Environmental Audits with respect to the Properties as described in the Prospectus and except as otherwise disclosed in the Prospectus, (i) none of the Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Partnership and the Company, any other owners of the properties, including the Company’s Predecessors, has used, handled, stored, treated, transported, manufactured, spilled, leaked, released or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Property; (ii) the Company, the Partnership and the other Subsidiaries do not intend to use any Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; (iii) none of the Partnership, the Company, nor any of the other Subsidiaries has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); (iv) no Property is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or, to the Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); and in the operation of the Company’s and the Partnership’s businesses, the Company or the Partnership will acquire before acquisition an environmental assessment of any real property and, to the extent they become aware of any violation or potential violation of any Environmental Statute, the Company and the Partnership will take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(pp) to the knowledge of the Company and the Partnership there are no costs or liabilities associated with the Properties pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could reasonably be expected to have a Material Adverse Effect.

(qq) none of the entities that prepared appraisals of the Properties, nor the entities that prepared Phase I or other environmental assessments with respect to any Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee.

(rr) none of the Company, any Subsidiary or, to the knowledge of the Company and the Partnership, the Company’s Predecessors is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable U.S. federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ss) any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA; “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the

Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”); no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; all contributions required to have been made under each such employee benefit plan have been made on a timely basis; there has been no “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any material liability; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and to the knowledge of the Company and the Partnership, nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(tt) neither the Company nor any of the Subsidiaries nor any officer, director, manager or trustee purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s proposed Code of Business Conduct provided to the Underwriters, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(uu) except as otherwise disclosed in the Registration Statement and Prospectus, there are no, and will not be any upon completion of the Formation Transactions, material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(vv) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Partnership, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

(ww) all securities issued by the Company, any of the Subsidiaries or any entity established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation or formation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the American Stock Exchange.

(xx) none of the Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any Property or any part thereof which could reasonably be expected to have a Material Adverse Effect; the Company has accurately and completely summarized in the Prospectus all material options or material rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; none of the Partnership, the Company, the Company’s Predecessors nor any Subsidiary has received from any governmental authority having or claiming jurisdiction over the Properties any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Partnership, the Company, the Company’s Predecessors nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could reasonably be expected to have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Partnership or any of the Subsidiaries that are required to be described in the Prospectus (or the Preliminary Prospectus) are disclosed therein; no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both could constitute a default under any of such leases, except such defaults that could not reasonably be expected to have a Material Adverse Effect; and no tenant under any lease pursuant to which the Partnership or any of the Subsidiaries leases, or will lease upon completion of the Formation Transactions, any Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, could not reasonably be expected to have a Material Adverse Effect.

(yy) in connection with the offering of the Shares, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material, other than the Preliminary Prospectus and the Prospectus, in connection with the offer and sale of the Shares.

(zz) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

(aaa) except as disclosed in the Prospectus, the Company has not incurred any liability for any broker’s or finder’s fees or similar payments in connection with the transactions herein contemplated.

(bbb) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, trustees, managers, shareholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described.

(ccc) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the use of the proceeds as described under the caption “Use of Proceeds” in the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ddd) there are no existing or, to the knowledge of the Company or the Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries or any of the Company’s Predecessors which could reasonably be expected to have a Material Adverse Effect.

(eee) the statistical and market related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(fff) the Company will properly and timely elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) commencing with the taxable year ending December 31, 2004; the Company will be organized and operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Code, and the current and proposed method of operation of the Company and the Subsidiaries as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Code; the Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a real estate investment trust under the Code for all subsequent years; and the Company does not know of any event that could cause or is likely to cause the Company to fail to qualify as a real estate investment trust under the Code at any time.

(ggg) the factual description of, and the assumptions and representations regarding, the Company’s organization and current and proposed method of operation set forth in the Prospectus under the heading “Material Federal Income Tax Considerations” accurately and completely summarize the matters referred to therein.

(hhh) the conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conducts or proposes to conduct such business, except as described in the Prospectus and except such regulation as is applicable to commercial enterprises generally.

(iii) neither the Company, any of its Subsidiaries, nor any property has sustained, since the Company’s, the Partnership’s or the Predecessor Entities’ inception, any loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth in the Prospectus.

4. Certain Covenants:

The Company and the Partnership hereby agree with each Underwriter:

(a) that the Company shall cooperate with the Representative and legal counsel for the Underwriters and furnish such information as may be required to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction and will advise the Representative promptly of such suspension or any initiation or threat known by the Company of any proceeding for any such purpose; and that, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible.

(c) to prepare the Prospectus in a form reasonably approved by the Representative and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations.

(e) that, after the date of this Agreement, the Company shall promptly advise the Representative orally (and, if requested by the Representative, promptly confirm such advice in writing) (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing the Common Stock from the American Stock Exchange, or of the threatening or initiation of any proceedings for any of such purposes; and that the Company shall use its best efforts to prevent the issuance of any such order or suspension, removal or termination from listing, and, if the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment; the Company shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object; additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(f) to furnish to the Underwriters for a period of three years from the date of this Agreement (i) as soon as available, copies of all annual reports or other communications supplied to holders of Common Stock not publicly available, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the NASD or any securities exchange; and to furnish to the Underwriters for a period of one year from the date of this Agreement such other information not publicly available as the Underwriters may reasonably request regarding the Company and the Subsidiaries.

(g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or legal counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus, as amended or supplemented, will comply with the law.

(h) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(i) that, prior to filing with the Commission any amendment to the Registration Statement or supplement or amendment to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish to the Representative and counsel for the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(j) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request.

(k) to furnish to the Representative, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act, the Exchange Act Regulations and the Sarbanes-Oxley Act.

(l) to apply the net proceeds from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Prospectus.

(m) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (unless such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, in which case such earnings statement shall be delivered no later than 90 days after the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement) an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement.

(n) to use its best efforts to maintain the listing of the Shares on the American Stock Exchange and to file with the American Stock Exchange all documents and notices required by the American Stock Exchange of companies that have securities listed on the American Stock Exchange.

(o) to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(p) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, establishing an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (provided that the Company may file a registration statement solely for the resale of the Common Stock issued upon redemption of Units), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may issue its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative).

(q) not to, and to use its best efforts to cause its officers, directors, partners and affiliates, as applicable, not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(r) that during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents in the manner required by the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act and the rules of the American Stock Exchange; additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(s) that the Company shall obtain or maintain, as appropriate, Directors and Officers liability insurance in the minimum amount of $[                    ] million which shall apply to the offering of the Shares contemplated hereby, and shall, with respect to the coverage thereunder that applies to the offering, include the Underwriters as additional named insured’s thereunder.

(t) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

(u) that the Company will continue to use its best efforts to meet the requirements to qualify as a REIT under the Code.

(v) that the Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

5. Payment of Expenses:

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment) as may be reasonably requested, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including with respect to such qualification and determination of eligibility the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the filing fees and other reasonable disbursements of counsel for the

Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares for trading on the American Stock Exchange, (viii) all costs and expenses incident to the travel and accommodation of the Company’s and the Representative’s employees in making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing copies of transaction documents for the Representative and its legal counsel and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligation under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations and travel) and expenses related to any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein but excluding the fees and disbursements of Underwriter’s counsel.

(c) If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to any of Section 7, the Company will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations and travel) and expenses related to any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein but excluding the fees and disbursements of Underwriter’s counsel if the Company enters into a subsequent agreement for the purchase and sale of its securities in a public or private offering before the six month anniversary of the termination of the Engagement Letter described below in which the Representative is not the lead book running manager on substantially the terms contemplated by this Agreement; provided however, that nothing in this Section 5(c) shall affect (i) the Company’s obligation to pay the expenses specified in Section 5(a) hereof or (ii) the Company’s obligations and the Representative’s rights pursuant to the Engagement Letter between the Company and the Representative dated as of June 2, 2004.

6. Conditions of the Underwriters’ Obligations:

(a) The obligations of the Underwriters hereunder to purchase Shares on the First Closing Date or on each Option Closing Date, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and on the First Closing Date and on each Option Closing Date, as applicable, the performance by the Company and the Partnership of their covenants and other obligations hereunder and to the satisfaction of the following further conditions at the First Closing Date or on each Option Closing Date, as applicable:

(i) The Company shall furnish to the Representative on the First Closing Date and on each Option Closing Date an opinion or opinions of Baker & McKenzie LLP, counsel for the Company and the Subsidiaries (and the Representative shall have received an additional four originally executed copies of each of such counsel’s legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the First Closing Date and each Option Closing Date, as applicable, and in form and substance satisfactory to Hunton & Williams LLP, counsel for the Underwriters, as to the matters set forth on Exhibit A hereto.

(ii) The Company shall furnish to the Representative on the First Closing Date and on each Option Closing Date an opinion of Venable LLP, special Maryland counsel for the Company (and the Representative shall have received an additional four originally executed copies of each of such counsel’s legal opinion for each of the several Underwriters), addressed to the Underwriters and dated the First Closing Date and each Option Closing Date, as applicable, and in form and substance satisfactory to Hunton & Williams LLP, counsel for the Underwriters, as to the matters set forth on Exhibit B hereto.

(iii) The Representative shall have received from Witt, Mares & Company, PLC, a letter dated as of the date of this Agreement, addressed to the Underwriter, in form and substance satisfactory to the Representative, containing statements to the effect that they are independent accountants with respect to the Company within the meaning of Rule 101 of the AICPA’s Code of Professional Conduct, and statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus and procedures followed (and the Representative shall have received an additional four originally executed copies of such accountants’ letter for each of the several Underwriters);

In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(iv) At the First Closing Date and each Option Closing Date, the Representative shall have received from Witt, Mares & Company, PLC, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (d) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Option Closing Date, as the case may be (and the Representative shall have received an additional four originally executed copies of such accountants’ letter for each of the several Underwriters).

(v) The Representative shall have received at the First Closing Date and on each Option Closing Date, as applicable, the favorable opinion of Hunton & Williams LLP, dated the First Closing Date or such Option Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Representative.

(vi) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

(vii) (A) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued or be in effect, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (B) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (C) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative’s consent thereto, the Company shall have filed a term sheet with the Commission in the manner and within the time period required by such Rule 424(b).

(b) since the time of execution of this Agreement, there shall not have been any Material Adverse Change, and (ii) no transaction shall have been entered into by the Company or any of the Subsidiaries, in each case, that the Representative, in its sole judgment, deems to be a Material Adverse Change that would make it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(c) The Shares shall have been approved for listing on the American Stock Exchange subject to official notification of issuance.

(d) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(e) The Representative shall have received letter agreements from each executive officer and director of the Company and each person named in the Prospectus as becoming a director of the Company, substantially in the form of Exhibit C attached hereto, and such letter agreements shall be in full force and effect.

(f) The Representative shall have received, a certificate of duly authorized officers of the Company and the Partnership, dated as of the First Closing Date or any Option Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement and Prospectus, and any amendment or supplement thereto, and that:

(i) the representations and warranties of the Company and the Partnership in this Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the

Subsidiaries considered as one enterprise, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (d) any change in the capitalization of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the capital stock, limited liability company membership interests or units of limited partnership interest of any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained which had a Material Adverse Effect.

(g) The Representative shall receive, at the First Closing Date and on each Option Closing Date, a certificate of the Secretary of the Company certifying as to (i) the Articles and any amendments thereto, (ii) the Bylaws and any amendments thereto, (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Shares and performance of the Company’s and the Partnership’s other obligations under this Agreement, the Other Transaction Documents and the other offering documents, (iv) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement and any amendments thereto, (v) correspondence with the Commission, (vi) a specimen Common Stock certificate, (vii) the number of Shares of Common Stock authorized and reserved for issuance by the Company and (viii) the minute books of the Company.

(h) On or prior to the date hereof, the Company shall have furnished for review by the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) The Company and the Partnership, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company and the Partnership contained herein and the performance by the Company and the Partnership of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the First Closing Date or any Option Closing Date, as the Underwriters may reasonably request.

7. Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the First Closing Date or any Option Closing Date, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been, in the judgment of the Representative, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or significant escalation of national or international hostilities, other national or international calamity or crisis

(including without limitation any terrorist or similar attack), any change in the United States or international financial markets, or any substantial change in United States’ or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representative, impracticable to market the Shares in the manner and on the terms described in the Prospectus or enforce contracts for the sale of the Shares, or (iv) if trading or quotation in any securities of the Company has been suspended by the Commission or by the American Stock Exchange, or if trading generally on the American Stock Exchange, New York Stock Exchange or Nasdaq Stock Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, New York, Virginia or Maryland authorities or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the opinion of the Representative, has a material adverse effect on the securities markets in the United States, or (viii) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the First Closing Date or on a Option Closing Date in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”).

Absent the completion of such arrangements within such 48-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of the total number of Shares to be purchased on such date, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the First Closing Date or the relevant Option Closing Date for a period not exceeding seven business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company, the Partnership and the Underwriters:

(a) The Company and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its officers, directors, employees, partners, members, agents and the Representative, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expenses, as incurred, which any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or other applicable federal or state statutory law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) in whole or in part any failure on the part of the Company or the Partnership to perform their obligations hereunder or to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act), or in the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus, as amended or supplemented by the Company, and any prospectus wrapper material distributed to residents of Canada and any other foreign jurisdiction), (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (iv) any breach of the representations and warranties contained in Section 3 hereof or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i), (ii), (iii), or (iv) above, provided that the Company and the Partnership shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or Prospectus; provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 1 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company might otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Partnership pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Partnership in connection with the defense of such action, or the Company or the Partnership shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company or the Partnership or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Partnership (in which case the Company or the Partnership shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, the Partnership and paid as incurred (it being understood, however, that neither of the Company nor the Partnership shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (in addition to local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and the Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, the Partnership’s partners, and the Company’s and the Partnership’s agents and Representative, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, liability, damage, claim (including the reasonable cost of investigation) or expense, as incurred, which, jointly or severally, the Company or the Partnership or any such person may incur under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus; and to reimburse the Company, the Partnership, any such trustee or officer of the Company or controlling person for any legal and other expense reasonably incurred by the Company, the Partnership, any such director or officer of the Company or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have. Each of the Company and the Partnership hereby acknowledges that the statements set forth in the third, eleventh and thirteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(q) and this Section 9.

If any action is brought against the Company, the Partnership, any such trustee or officer of the Company or any such controlling person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Partnership, such trustee or officer of the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to notify the Representative will not relieve the Underwriter of any obligation hereunder, except to the extent its ability to defend is actually impaired by such failure or delay. The Company, the Partnership, such director or officer of the Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership, such director or officer of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or the Company, the Partnership, such director or officer of the Company or such person shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (in addition to local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering (net of the underwriting discount but before deducting expenses) received by the Company (which, for purposes of this subsection, account for the relative benefits received by the Partnership) bear to the underwriting discount received by the Underwriters. The relative fault of the Company, the Partnership and the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Partnership, on one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by a party in connection with investigating or defending any claim or action. The provisions set forth in Sections 9(b) and (c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Sections 9(b) and 9(c) for purposes of indemnification.

(e) The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of

the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder with the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10. Survival:

The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Partnership, their respective officers and trustees and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Partnership or any of its or their partners, officers, directors, trustees or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

11. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile or telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to BB&T Capital Markets, a division of Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23218, Attention: Richard G. Backus II, Managing Director, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright, Esquire; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 814 Capitol Landing Road, Williamsburg, Virginia 23185, Attention: Andrew M. Sims, with a copy to Baker & McKenzie LLP, 815 Connecticut Avenue, NW, Washington, DC 20006, Attention: Thomas J. Egan, Jr., Esquire.

12. Governing Law; Venue; Jurisdiction:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE COMMONWEALTH OF VIRGINIA OR ANY FEDERAL COURT SITTING IN VIRGINIA IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR THEREAFTER HAVE TO THE LAYING OF VENUE OF

ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13. Waiver of Jury Trial:

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER UNDERWRITING DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

14. Headings:

The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Partial Unenforceability:

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Partnership and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Entire Agreement; Amendments, Modifications and Waivers:

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

18. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Next page is signature page]

If the foregoing correctly sets forth the understanding among the Company, the Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Partnership and the Underwriters.

Very truly yours,

MHI HOSPITALITY CORPORATION

By:
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

MHI HOSPITALITY, L.P.

By:	MHI Hospitality Corporation, its sole general partner

By:
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

Accepted and agreed to as

of the date first above written:

BB&T CAPITAL MARKETS, a division of Scott & Stringfellow, Inc., as representative of the several Underwriters

By:
Name:	Richard G. Backus II
Title:	Managing Director

Schedule I

Underwriter	Number of Initial Shares to be Purchased
BB&T Capital Markets, a division of Scott & Stringfellow, Inc
Ferris, Baker Watts, Incorporated
J.J.B. Hilliard, W.L. Lyons, Inc
Flagstone Securities, LLC

Total

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Schedule II

Subsidiaries

MHI Hospitality, L.P.

MHI Hospitality TRS, LLC

MHI Hospitality TRS Holding, Inc.

MHI GP LLC

Laurel Hotel Associates LLC

Philadelphia Hotel Associates LP

Capitol Hotels Associates L.P., L.L.P.

Savannah Hotel Associates LLC

Brownestone Partners LLC

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